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                                                                    EXHIBIT 10.5

                              FIRST AMENDMENT TO
                            HFMI LICENSE AGREEMENT

     This First Amendment to HFMI License Agreement (the "Amendment") is made this 3rd day of November, 1997, by HFMI Trust, a Delaware business trust ("Licensor"), and Harry's Farmers Market, Inc., a Georgia corporation ("Licensee").

                                    RECITALS
                                    --------

A. Pursuant to a series of transactions between Licensee and Progressive Food Concepts, Inc., a Delaware corporation formerly known as HFMI Acquisition Corporation ("PFCI"), on January 31, 1997, including, without limitation, the transaction described in that certain Acquisition Agreement, dated January 31, 1997, between Licensee and PFCI, Licensee acquired and now owns
     712.3746 shares of common stock, having a par value of $0.01 per share, of PFCI (the "Shares").


B. Pursuant to the Acquisition Agreement, dated January 31, 1997, Licensee acquired certain rights against dilution of its interests by requiring PFCI, under certain circumstances, to issue additional shares of common stock to Licensee.

C. Licensee, HFMI and Wilmington Trust Company, a Delaware banking company ("Trustee"), entered into that certain Trust Agreement, dated January 30, 1997 (as amended on even date herewith by that certain First Amendment to Trust Agreement, the "Trust Agreement"), pursuant to which the Trust was created and Trustee was appointed the trustee thereof.

D. Pursuant to the terms of the Trust Agreement, the Trustee issued and delivered to Licensee a Georgia Class Owner Certificate and a Worldwide Class Owner Certificate, in each case as described in the Trust Agreement. As required under the Trust Agreement, Licensee immediately transferred to PFCI the Worldwide Class Owner Certificate.

E. The Trustee, on behalf of the Trust, entered into two separate license agreements governing the use of the Trust property as follows:

     1. Newco License Agreement between HFMI Trust and PFCI ("Newco License Agreement"), dated as of January 31, 1997, pursuant to which PFCI was granted the irrevocable, exclusive and perpetual license to use the Worldwide Class Intellectual Property (as defined in the Trust Agreement); and

     2. HFMI License Agreement between HFMI Trust and Licensee ("HFMI License"), dated as of January 31, 1997, pursuant to which Licensee was granted the irrevocable, exclusive and perpetual license to use the Georgia Class Intellectual Property (as defined in the Trust Agreement).

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F.   Licensee has agreed to sell to PFCI, and PFCI has agreed to redeem from
     Licensee, all of the Shares for, among other things, an amendment to the HFMI License as described herein (the "Redemption").


                                   AGREEMENT
                                   ---------

     FOR AND IN CONSIDERATION of the foregoing Recitals, which are incorporated herein, the mutual covenants expressed below, and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recital (f) of the HFMI License Agreement is hereby deleted and replaced, in its entirety, with the following:

             (f) Licensor wishes to grant to Licensee and Licensee wishes to receive from Licensor an irrevocable, perpetual license with respect to the Georgia Class Intellectual Property and portions of the Worldwide Class Intellectual Property as described and on the terms and conditions set forth herein.

2. Section 1.01 of the HFMI License Agreement is hereby deleted and replaced, in its entirety, with the following:

          SECTION 1.01 License. Licensor hereby grants Licensee an
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    irrevocable, perpetual license to use and, subject to Section 1.03 below, license and sublicense (or refrain from doing the same) on and in connection with the manufacture, distribution, sale, promotion, advertising, provision and/or marketing of HFMI Products, the following:

          (a) the Georgia Class Intellectual Property, such rights to be effective in the geographic areas set forth in the definition of such property (the "Georgia Territory"); and

          (b)  effective November 3, 1999, the Worldwide Class
          Intellectual Property, but only in the states of Tennessee, North Carolina and South Carolina; and

          (c) effective January 31, 2004, the Worldwide Class Intellectual Property throughout the world; provided, however, that the foregoing license shall exclude that portion of the Worldwide Class Intellectual Property which consists of Trademarks, Service Marks and Trade Names, as those terms are referenced in the Trust Agreement, which include or incoporate the word "Harry's" (the "Harry's Marks") unless, by such date, Newco has not (either by affirmative corporate action or by actual use) made the decision to use such portion of the Worldwide Class Intellectual Property.

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      "HFMI Products" shall mean any and all products and services
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      sold, licensed, sublicensed, distributed, advertised, provided and/or marketed with, under or in connection with the foregoing licenses. The foregoing licenses shall be exclusive only as and to the extent provided in Section 1.02 below.

3. The HFMI License Agreement is hereby supplemented and amended by adding a new Section to immediately follow Section 1.01 as follows:

          SECTION 1.02 Exclusivity. The license granted in Section 1.01(a)
                       -----------
     above shall be exclusive, except that, effective November 3, 1999, such rights shall become concurrent and non-exclusive, as to Newco, except for that portion of the Georgia Class Intellectual Property which includes or incorporates the Harry's Marks. The licenses granted in Section 1.01(b) and Section 1.01(c) above shall be concurrent and non-exclusive as to Newco.

4. Section 1.02 and Section 1.03 of the HFMI License Agreement shall be renumbered as Section 1.03 and Section 1.04, respectively.

5. The HFMI License Agreement shall be amended only as described in the above particulars. All capitalized terms used herein, but not defined, shall have the meanings ascribed to them in the HFMI License Agreement or in the Trust Agreement, as applicable.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and date shown above.

                         HFMI TRUST

                         BY:  WILMINGTON TRUST COMPANY,
                              A DELAWARE BANKING CORPORATION, IN ITS CAPACITY AND SOLELY IN ITS CAPACITY AS TRUSTEE


                              BY:  ________________________________
                              ITS:

                         HARRY'S FARMERS MARKET, INC.


                         BY:  ______________________________________
                         ITS:

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